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                                                                 ARTHUR ANDERSEN


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 2000, included in Kimball International Inc.'s Form 10-K for the year ended June 30, 2000, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Chicago, Illinois
February 20, 2001